                                                                  EXHIBIT 21
                          SUBSIDIARIES OF SONAT INC.
                            AS OF JANUARY 1, 1996


                                                                              Percent of
                                                Country of                      Voting
                                                Organization                  Securities
                                                or, if United                 Owned by
                                                States, State                 Immediate
Name of Company                                 of Organization                Parent
---------------                                 ---------------            -------------
Sonat Inc.:

 CITRUS CORP. (a)                                    Delaware                  50%

 SNT REALTY INC. (b)                                 Alabama                   100%

 SONAT AMERICAS INC.                                 Delaware                  100%

 SONAT ENERGY SERVICES COMPANY                       Delaware                  100%

  Sonat Marketing Company                            Delaware                  100%

  Sonat Marketing Company L. P.(c)                   Delaware                  65%

   JV Trading Inc. (d)                               Delaware                  100%

   Keystone Trading Company                          Delaware                  100%

   Vail Trading Company                              Delaware                  100%

  Sonat Power Inc. (e)                               Delaware                  100%

   Pacific Gas Power Inc.                            Delaware                  100%

  Sonat Power Marketing Inc.                         Delaware                  100%

 SONAT EXPLORATION COMPANY (f)                       Delaware                  100%

  Field Gas Gathering Inc.                           Delaware                  100%

  Sonat Minerals Inc.                                Delaware                  100%

  Sonat Minerals Leasing Inc.                        Delaware                  100%


------------------------------
Indentations indicate subsidiaries of subsidiaries

                                                                  Percent of
                                                 Country of         Voting
                                                Organization     Securities
                                                or, if United     Owned by
                                                States, State     Immediate
    Name of Company                            of Organization      Parent
    ---------------                            ---------------  -------------
    (Sonat Exploration Company - cont'd.)


      Sonat Texas Gathering Company            Delaware             100%

      Sonat Oil Transmission Inc.              Delaware             100%

      Stateline Gas Gathering Company          Delaware             100%

     SONAT SERVICES INC.                       Alabama              l00%

      Sonat Services (D.C.) Inc.               Delaware             100%

     SOUTHERN NATURAL GAS COMPANY              Delaware             100%

      Peninsula Pipeline Company               Delaware             100%

      Sonat Gathering Company                  Delaware             100%

      Sonat Intrastate-Alabama Inc.            Alabama              100%

      Sonat Ventures Inc. (g)(h)               Delaware             100%

       Sonat NGV Technology Inc. (i)           Delaware             100%

      South Georgia Natural Gas Company        Delaware             l00%

      Southern Deepwater Pipeline Company (j)  Delaware             l00%

      Southern Energy Company                  Delaware             l00%

      Southern Gas Storage Company (k)         Delaware             l00%

      Southern Offshore Pipeline Company (j)   Delaware             100%

     THE SONAT FOUNDATION INC.                 Alabama              100%

Notes

(a) Citrus Corp. owns 100 percent of the stock of Florida Gas Transmission Company, Florida Intrastate Pipeline Company, Citrus Trading Corp., Citrus Industrial Sales Company, Citrus Energy Services, Inc. and Citrus Interstate Pipeline Company. Houston Natural Gas Company, a wholly owned subsidiary of Enron Corp., owns the remaining 50 percent of Citrus Corp.

(b) SNT Realty Inc. has a 50-percent interest in Fifth Avenue Realty Company, an unincorporated joint venture, the remaining 50 percent of which is owned by AmSouth Bank N.A.

(c) Sonat Marketing Company is a 65-percent participant and General Partner in Sonat Marketing Company L. P., a limited partnership; the remaining 35-percent interest is held by AGL Energy Services, Inc., a wholly owned subsidiary of Atlanta Gas Light Company, as the Limited Partner.

(d) JV Trading Inc. has a 50-percent partnership interest in Seminole Gas Marketing; the remaining 50-percent partnership interest of which is held by Suwannee Gas Marketing, Inc., a subsidiary of Lykes Energy, Inc.

(e) Sonat Power Inc. is a 50-percent participant in AES/Sonat Power L.L.C., a limited liability company, the remaining 50-percent interest of which is held by AES Gas Power, Inc., a wholly owned subsidiary of The AES Corporation.

(f) Sonat Exploration Company has a 50-percent interest in Black Warrior Methane Corp. and Black Warrior Transmission Corp., the remaining 50 percent of each being owned by Jim Walter Resources, Inc.

(g)  Sonat Ventures Inc. is a 50-percent participant in Monarch CNG, an
     Alabama general partnership, the remaining 50-percent interest of which is held by Midtown NGV, Inc., a subsidiary of Energen Corporation.

(h) Sonat Ventures Inc. is a 50-percent participant in Florida Natural Fuels, Ltd., a Florida limited partnership, the remaining 50-percent interest of which is held by Suwannee Gas Marketing, Inc., a subsidiary of Lykes Energy, Inc.

(i) Sonat NGV Technology Inc. is a one-third participant in NGV Southeast Technology Center, L.L.C., a Georgia limited liability company, the remaining interests of which are held by Georgia Energy Company, a subsidiary of Atlanta Gas Light Company, and Natural Gas Vehicle Development Company Southeast, Inc., a subsidiary of NGV Systems, Inc.

(j) Southern Deepwater Pipeline Company and Southern Offshore Pipeline Company each have a 50-percent interest in Sea Robin Pipeline Company, an unincorporated joint venture.

(k) Southern Gas Storage Company has a 50-percent interest in Bear Creek Storage Company, an unincorporated joint venture, the remaining 50 percent of which is owned by Tennessee Storage Company, a wholly owned subsidiary of Tenneco Inc. Bear Creek Storage Company has a l00-percent interest in Bear Creek Capital Corporation.




                                    - 3 -